                                                     EXHIBIT (j)






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 8, 2006, relating to the financial statements and financial highlights that appear in the October 31, 2006 Annual Report to Shareholders of American Independence Funds Trust (comprising Stock Fund, International Equity Fund, Short-Term Bond Fund, Intermediate Bond Fund and Kansas Tax-Exempt Bond Fund), which are also incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the headings "Independent Registered Public Accounting Firm and Counsel", "Financial Statements" and "Financial Highlights" in such Registration Statement.




GRANT THORNTON LLP

Chicago, Illinois
February 28, 2007

                                                     EXHIBIT (j)






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 8, 2006, relating to the financial statements and financial highlights that appear in the October 31, 2006 Annual Report to Shareholders of American Independence Funds Trust (comprising NestEgg Dow Jones U.S. 2010 Fund, NestEgg Dow Jones U.S. 2015 Fund, NestEgg Dow Jones U.S. 2020 Fund, NestEgg Dow Jones U.S. 2030 Fund and NestEgg Dow Jones U.S. 2040 Fund), which are also incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the headings "Independent Registered Public Accounting Firm and Counsel", "Financial Statements" and "Financial Highlights" in such Registration Statement.




GRANT THORNTON LLP

Chicago, Illinois
February 28, 2007